Exhibit 10.27

Rental Lease Agreement

Parties:

This Agreement is entered into between Narry Singh (“Tenant”) and Commerce One Operations, Inc. (“Landlord”).

Premises:

In consideration of the covenants herein contained, the Landlord provides to Tenant, and Tenant accepts from Landlord, for residential purposes only, the premises situated in Alameda County, and located at 8009 Horizons Court, Pleasanton, CA 94588-9475 (“the premises”) subject to the terms and conditions in this Agreement.

Term:

The term of this Lease is for up to six (6) months, commencing on the 1st day of September 2002, and automatically expiring on the 31st day of January 2003, unless renewed or extended pursuant to the terms herein.

Payment of Rent:

Rent shall be charged to tenant in the amount of fifty dollars ($50.00) per month, and Tenant shall pay the utilities as noted in the “Utility” section below.  Fair Market Rent in the amount of $6,600 per month shall be imputed as taxable compensation in Tenant’s regular payroll and reported to the relevant taxing authorities.  Additionally, taxes shall be withheld and remitted to the appropriate authorities with respect to this imputed income.

Tenant Examination and Acceptance of Premises:

The Tenant acknowledges that he has examined the leased premises and his acceptance of this agreement is conclusive evidence that said premises are in good and satisfactory order and repair unless otherwise specified herein; and the Tenant agrees that no representations as to the condition of the premises have been made and that no agreement has been made to redecorate, repair or improve the premises unless hereinafter set forth specifically in writing.  The Landlord will deliver the leased premises and all common areas in a habitable condition, pursuant to applicable State law.  Tenant takes premises in its AS-IS condition.  Tenant agrees not to damage the premises through any act or omission, and to be responsible for any damages sustained through the acts or omissions of Tenant, Tenant’s family or Tenant’s invitees, licensees, and/or guests. If such damages are incurred, Tenant is required to pay for any resulting repairs within thirty (30) days of Landlord’s request for payment.

Occupancy and Use:

The premises are to be used only as a private residence for Tenant and his immediate family members and their medical attendants if necessary.  The premises shall be occupied by no more than five (5) persons and shall not be used for any purpose other than a private residence without the prior written consent of the Landlord.

Disturbances and Violation of Laws:

Tenant, guests and invitees of either tenant or guests shall not use the premises for any unlawful purpose and shall comply fully with all applicable federal, state and local laws and ordinances, including laws prohibiting the use, possession or sale of illegal drugs.  Nor shall Tenant, guests and invitees of either tenant or guests use the premises in a manner offensive to others.  Nor shall Tenant, guests and invitees of either tenant or guests create a nuisance by annoying, disturbing, inconveniencing or interfering with the quiet enjoyment of any other tenant or nearby resident.  Tenant agrees to immediately inform Landlord and the appropriate authorities upon obtaining actual knowledge of any illegal acts on or upon the leased premises.

Homeowners’ Association Covenants:

Tenant acknowledges that he will comply will all covenants of the Homeowners’ association, a copy of which will be provided by Landlord.

Cooperation With Efforts to Sell Property:

Tenant acknowledges that the premises is listed for sale and agrees to cooperate with Landlord and Landlord’s agent in their efforts to secure a buyer.  Tenant therefore agrees to maintain the premises in clean and orderly condition at all times and to make the premises available at reasonable times for showing to prospective buyers.  Tenant further agrees to work cooperatively with Landlord and Landlord’s agent to maintain the presentation of the home, and to ensure that upon the termination or expiration of this lease agreement, the property is returned to Landlord in the same condition as received by Tenant at the outset of the lease.

Vehicle Parking:

No automobile, truck, motorcycle, trailers or other such vehicles shall be parked on the property without current license plates and said vehicles must be in operating condition. Such vehicles may be parked in driveways or other designated parking area, if provided, or in the street.

Insurance:

Landlord shall provide hazard insurance as necessary to secure the property against structural damages. Landlord shall not be liable to Tenant, Tenant’s family or Tenant’s invitees, licensees, and/or guests for damages not caused by Landlord or Landlord’s agents. Landlord will not compensate Tenant or anyone else for damages caused by any other source whatsoever, or by Acts of God, and Tenant is therefore strongly encouraged to independently purchase insurance to protect Tenant, Tenant’s family, Tenant’s invitees, licensees, and/or guests, and all personal property on the leased premises and/or in any common areas from any and all damages.

Utilities:

Tenant will be responsible and pay for the following utilities, including all required deposits (check those that apply):

☒ Gas  ☒ Water  ☒ Electric  ☒ Refuse Collection  ☒ Telephone  ☒  Cable or satellite TV  ☒ internet services

Landlord will be responsible and pay for the following utilities, including all required deposits (check those that apply):

☐ Gas  ☐ Water  ☐ Electric  ☐ Refuse Collection  ☐ Telephone  ☐ Cable TV ☒ Landscape maintenance ☒ Fountain maintenance

Tenant shall be responsible for contacting and arranging for any utility service.  Unless otherwise agreed with Landlord at the time Tenant vacates the premises, Tenant shall be responsible for having all utilities disconnected on the day Tenant delivers the leased premises back unto Landlord upon termination or expiration of this Lease.

Alterations and Repairs by Tenant:

Unless authorized by law, Tenant will not, without Landlord’s prior written consent, alter, re-key or install any locks to the premises or install or alter any burglar alarm system. Tenant will not remodel or make any structural changes, alterations or additions to the premises, will not paper, paint or decorate, nor install, attach, remove or exchange appliances or equipment such as air conditioning, heating, refrigerating or cooking units, radio or television antennae and/or satellite dish(s); nor drive nails or other devices into the walls or woodwork, nor refinish or shellac wood floors, nor change the existing locks of the premises, without the prior written permission of the Landlord or his Agent. Any of the above-described work shall become part of the dwelling.

Notification of Need for Repairs or Maintenance:

Tenant shall promptly notify Landlord of any requirements for repairs or maintenance to the premises.

Assignment of Agreement and Subletting:

Tenant may not sublet the premises or any portion thereof, or assign this Lease, without the prior written consent of Landlord.

Landlord’s Responsibilities and Duties:

In compliance with applicable State law, Landlord shall maintain:

(a) Effective waterproofing and weather protection of roof and exterior walls, including unbroken windows and doors.

(b) Plumbing or gas facilities which conformed to applicable law in effect at the time of installation, maintained in good working order.

(c) A water supply approved under applicable law, which is under the control of the tenant, capable of producing hot and cold running water, or a system which is under the control of the landlord, which produces hot and cold running water, furnished to appropriate fixtures, and connected to a sewage disposal system approved under applicable law.

(d) Heating facilities which conformed with applicable law at the time of installation, maintained in good working order.

(e) Electrical lighting, with wiring and electrical equipment which conformed with applicable law at the time of installation, maintained in good working order.

(f) Building, grounds and appurtenances at the time of the commencement of the lease or Lease agreement in every part clean, sanitary, and free from all accumulations of debris, filth, rubbish, garbage, rodents and vermin, and all areas under control of the landlord kept in every part clean, sanitary, and free from all accumulations of debris, filth, rubbish, garbage, rodents, and vermin.

(g) An adequate number of appropriate receptacles for garbage and rubbish, in clean condition and good repair at the time of the commencement of the lease or Lease agreement, with the landlord providing appropriate serviceable receptacles thereafter, and being responsible for the clean condition and good repair of such receptacles under his control.

(h) Floors, stairways, and railings maintained in good repair.

(i) Compliance with the requirements of applicable building and housing codes materially affecting health and safety, including but not limited to installing dead-bolt locks on all swinging entrance doors, and installing window locking devices.

(j) Compliance with the requirements of any other applicable State, County or municipal law, statute or code not herein listed.

But landlord shall have no duty to maintain any of the above if the noncompliance is the fault of the Tenant.

Tenant’s Responsibilities and Duties:

In compliance with applicable State law, Tenant covenants:

(1) To keep that part of the premises which he occupies and uses clean and sanitary as the condition of the premises permits.

(2) To dispose from his dwelling unit of all rubbish, garbage and other waste, in a clean and sanitary manner.

(3) To properly use and operate all electrical, gas and plumbing fixtures and keep them as clean and sanitary as their condition permits.

(4) Not to permit any person on the premises, with his permission, to willfully or wantonly destroy, deface, damage, impair or remove any part of the structure or dwelling units or the facilities, equipment, or appurtenances thereto, nor himself do any such thing.

(5) To occupy the premises as his abode, utilizing portions thereof for living, sleeping, cooking or dining purposes only which were respectively designed or intended to be used for such occupancies.

Tenant agrees that any violation of these provisions shall be considered a breach of this Lease.

Pets:

No pet, animal, bird or other pet will be kept on the premises, even temporarily, without written permission from Landlord or Agent.  If written permission is granted, the Tenant agrees to pay the cost of having the dwelling de-fleaed and de-ticked by a professional exterminator at the termination of occupancy.  Tenant expressly agrees and understands that Landlord’s permission may be conditional upon a deposit to be paid prior to the pet being kept on the leased premises.

Surrender of Premises:

Tenant will, upon termination of this Lease, surrender the premises and all fixtures and equipment of Landlord therein in good, clean and operating condition, ordinary wear and tear excepted. Tenant shall, at time of vacating premises, clean said premises including stove and refrigerator and remove trash from the premises. Upon vacating the premises Tenant shall deliver all keys thereto to the Landlord or his Agent within twenty-four (24) hours after vacating. Failure to comply will be cause to charge Tenant for changing locks.

Landlord’s Right to Access and Inspection:

In addition to the rights provided by applicable California law, in the event of an emergency, to make repairs or improvements or to show the premises to prospective buyers or tenants or to conduct an annual inspection or to address a safety or maintenance problem or to remove any alterations, additions, fixtures, and any other objects which may be affixed or erected in violation of the terms of this Lease, Landlord or Landlord’s duly authorized agents may enter the premises. Except in cases of emergency, Tenant’s abandonment of the premises, court order or where it is impractical to do so, Landlord shall give Tenant reasonable notice before entering. Furthermore, Landlord retains a Landlord’s Lien on all personal property placed upon the premises to secure the payment of rent and any damages to the leased premises.

Termination of Lease - Hold Over:

Landlord may terminate this lease at any time upon (90) days’ written notice, beginning on the date this agreement is executed by all parties. Tenant may terminate this lease at his convenience with no minimum notice to Landlord. However, Tenant must immediately notify Landlord of his vacating the premises in order for Landlord to discontinue imputation of taxable income relative to Tenant’s use of the premises.

Extended Absences by Tenant and Notice Thereof:

Tenant will notify Landlord in advance if Tenant will be away from the premises for seven (7) or more consecutive days. During such absence, Landlord may enter the premises at times reasonably necessary to maintain the property and inspect for needed repairs.

Property Damage - Destruction of Property:

If the premises are rendered totally unfit for occupancy by fire, act of God, act of rioters or public enemies, or accident, the term of this Lease shall immediately cease effective from the day of such happening.  If, however, the premises are only partially destroyed or damaged and Landlord decides to repair the same, repairs shall be made by Landlord without unreasonable delay, and there shall be abatement in the imputation of taxable income in proportion to the relationship the damaged portion of the leased premises bears to the whole of said premises. Tenant, Tenant’s guests and invitees of either Tenant or Tenant’s guests will not engage in any activity or action that may cause severe property damage.

Hold Harmless:

To the fullest extent permitted by applicable California law, Landlord and his Agent will be held free and harmless from any and all loss, claim or damage by reason of any accident, injury, or damage to any person or property occurring on or about the leased premises, unless such accident, injury, or damage shall be caused by the negligence of the Landlord, its agents, servants and/or employees.

Default / Breach By Tenant:

In the event of any default hereunder on the part of the Tenant, his family, servant, guests, invitees, or should the Tenant occupy the subject premises in violation of any lawful rule, regulation or ordinance issued or promulgated by the Landlord or any rental authority, then and in any of said events the Landlord shall have the right to terminate this lease by giving the Tenant personally or by leaving at the leased premises a thirty (30) day written notice of termination and this Lease shall terminate upon the expiration of thirty (30) days from the delivery of such notice if the default is not remedied within a reasonable time not in excess of thirty (30) days and the Landlord, at the expiration of said thirty (30) day notice or any shorter period conferred under or by operation of law, shall thereupon be entitled to immediate possession of said premises and may avail himself of any remedy provided by law for the restitution of possession. nt.

Paragraph Headings:

The headings of particular paragraphs and subparagraphs are inserted only for convenience and are not part of this Agreement and are not to act as a limitation on the scope of the particular paragraph to which the heading refers.

Binding:

This Lease shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, executors, administrators, successors and assigns.

Entire Agreement:

This document and any Attachments constitutes the final and entire Agreement between the parties hereto, and no promises or representations, other than those contained here and those implied by law, have been made by Landlord or Tenant. Neither Landlord or Tenant shall be bound by any terms, conditions, statements, warranties or representations, oral or written, not herein contained unless made in writing and signed by both Landlord and Tenant.

Governing Law:

This Lease shall be governed by California law.

Severability:

The provisions of this Lease are severable and in the event any provision, clause, sentence, section or part thereof is held to be invalid, illegal, unconstitutional, inapplicable or unenforceable to any person or circumstances, such invalidity, illegality, unconstitutionality, inapplicability or unenforceability shall not affect or impair any of the remaining provisions, sentences, clauses, sections, parts of the lease or their application to Tenant or other persons or circumstances. It is understood and agreed that the terms, conditions and covenants of this Lease would have been made by both parties if such invalid, illegal, unconstitutional, inapplicable or unenforceable provision, sentence, clause, section or part had not been included therein. To the extent that any portion of this agreement found to be invalid, illegal, unconstitutional, inapplicable or unenforceable may be valid by striking of certain words or phrases, such words or phrases shall be deemed to be stricken and the remainder of the provisions and the remainder of the other portions of this Lease agreement shall remain in full force and effect.  It is further agreed that this Lease may be executed in counterparts, each of which when considered together shall constitute the original contract.

Landlord/Agent’s signature:		/s/ Beth Frensilli
Title:		SVP & General Counsel, Commerce One Inc.
Date:
Address:	4440 Rosewood Drive
Pleasanton, CA 94588
Phone:

Witness to Landlord’s Signature:			/s/ Leslie Angel
Print name:	Leslie Angel	Date:	9-9-02

Tenant’s signature:	/s/ Narry Singh
Print name:	Narry Singh	Date:	SEPT 9, 2002

Witness to Tenant’s Signature:		/s/ Leslie Angel
Print name:	Leslie Angel	Date:	9-9-02